Delaware Division of Corporations
401 Federal Street – Suite 4
Dover, DE 19901
Phone: 302-739-3073
Fax: 302-739-3812

Certificate of Amendment

Dear Sir or Madam:

    Enclosed please find a copy of the Certificate of Amendment to be filed in accordance with the General Corporation Law of the State of Delaware. The fee to file the Certificate is $129.00 If your document is more than 1 page, you must submit $9.00 for each additional page. You will receive a stamped filed copy of your submitted document. A certified copy may be requested for an additional $30. Should you be increasing the authorized stock, the filing fee could exceed the minimum. Expedited services are available. Please contact our office concerning these fees. Please make your check payable to the “Delaware Secretary of State”.

For the convenience of processing your order in a timely manner, please include a cover letter with your name, address and telephone/fax number to enable us to contact you if necessary. Please make sure you thoroughly complete all information requested on this form. It is important that the execution be legible, we request that you print or type your name under the signature line.

Thank you for choosing Delaware as your corporate home. Should you require further assistance in this or any other matter, please don’t hesitate to call us at (302) 739-3073.

Sincerely,

Department of State
Division of Corporations

encl.
rev. 07/04

STATE OF DELAWARE
 CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of  FormulaWon, Inc resolutions were duly adopted setting forth a propose amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4" so that, as amended, said Article shall be and read as follows:

The total number of shared of Stock, which this corporation is authorized to issue is 510,000,000 of which 500,000,000 shall be common stock and 10,000,000 shall be preferred stock all of which shall have a par value of $.001.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this day of , 24th day of July, 2007

By:
Authorized Officer

Title:    President

Name:  Fitra Iriani
             Print or Type

Delaware PAGE 1

The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FORMULAWON, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JULY, A.D. 2007, AT 2:04 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4392053 8100 070831448 You may verify this certification online at corp.delaware.gov/authver.shtml	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5856960 DATE: 07-19-07

State of Delaware Secret of State Division of Corporations Delivered 2:14 PM 07/19/2007 FILED 2:04 PM 12/19/2007 SRV 070831448 - 4392053 FILE	CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be: FORMULAWON INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is Corporation Service Company.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock, which this corporation is authorized to issue, is 110,000,000 shares of which 100,000,000 shall be common stock and 10,000,000 shares shall be preferred stock all of which shall have a par value of $.001.

FIFTH: The name and address of the incorporator is as follows:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 19th day of July, 2007.

Corporation Service Company, Incorporator,

By:  /s/  Marlene Wilson
Name: Marlene Wilson
Assistant Secretary

DE BC D-:CERTIFICATE OF INCORPORATION - SHORT SPECIMEN 09/00-1 (DESHORT)

City of Wilmington County of New Castle Dated: July 19, 2007

ORGANIZATION ACTION IN WRITING OF INCORPORATOR
OF
FORMULAWON INC,

The following action is taken this day through this instrument by the incorporator of the above corporation:

1. The election of the following person[s] to serve as the director[s] of the corporation until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal:

Corporation Service Company, Incorporator

By:  /s/  Marlene Wilson
Name: Marlene Wilson
Assistant Secretary